SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 5, 2002

   Enterprise Technologies, Inc.

       (Exact name of registrant as specified in its charter)

Nevada

0-28790

87-0429962 B

(State or other jurisdiction

(Commission File Number)

(IRS Employer Identification

of incorporation)

Number)

1628 West 1st Avenue, Suite 216, Vancouver, British Columbia

V6J 1G1

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code:   (604) 659-5005

ITEM 1. Changes in Control of Registrant.

None.

ITEM 2.  Acquisition or Disposition of Assets.

None.

ITEM 3. Bankruptcy or Receivership.

None.

ITEM 4.  Changes in Registrant’s Certifying Accountant.

None.

ITEM 5.  Other Events.

On February 5th, 2003, the Board of Directors approved the cancellation of all currently outstanding employee and director stock options and all shareholder approved Stock Option Plans, with the exception of the Company’s 2001 Stock Option Plan, which remains in effect.  The Company’s 2001 Stock Option Plan was approved by shareholders at an Annual General Meeting held on July 12, 2001, and has 10,000,000 common shares reserved for issuance thereunder. At present, no options from the 2001 Stock Option Plan have been granted.

ITEM 6.  Resignations of Registrant’s Director’s

None.

ITEM 7.  Financial Statements and Exhibits.

None.

ITEM 8.  Change in Fiscal Year.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE TECHNOLOGIES, INC.

/s/__Harvinder Dhaliwal___________

Harvinder Dhaliwal, President & Director

Date: February 5th, 2003

Cancel Stock Options/Plans